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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements on Forms S-8 (File Nos. 333-113642, 333-62733 and 333-50910) and on Forms S-3 (File Nos.
333-109391, 333-65536, 333-74172 and 333-96939), respectively, of our report, dated June 10, 2004, which includes an emphasis of a matter paragraph as to the company's ability to continue as a going concern appearing in this Annual Report on Form 10-K of LifePoint, Inc. for the year ended March 31, 2004.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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Los Angeles, California
June 25, 2004